Exhibit 99.1

Theravance Biopharma, Inc. Announces Appointment of Jeremy Grant to Board of Directors

Enters into Cooperation Agreement with Shareholder Irenic Capital

Reaffirms Intention to Return All Excess Capital to Shareholders and Maximize

Shareholder Value

DUBLIN, December 21, 2023 – Theravance Biopharma, Inc. (“Theravance” or the “Company”) (NASDAQ: TBPH) today announced the appointment to its Board of Directors of Jeremy Grant, who serves as a Special Advisor to Irenic Capital Management LP (“Irenic”). With the addition of Mr. Grant, Theravance has appointed four new directors to the Board since 2020.

“We are pleased to welcome Jeremy to the Theravance Board as a new independent director,” said Rick E Winningham, Chairman and CEO of Theravance. “Jeremy’s appointment underscores that Theravance values the perspectives of its investors and that the Board and management team are focused on our shared goal of maximizing value for shareholders. We look forward to benefitting from Jeremy’s financial background and perspectives as a seasoned investor.”

“I am excited to join the Theravance Board at this time,” said Mr. Grant. “Theravance is operating from a position of strength, and I look forward to working with my fellow directors to deliver value to shareholders.”

With the appointment of Mr. Grant, the Theravance Board will temporarily increase to 10 directors. As previously announced, Dr. Burton Malkiel has informed the Company that he does not intend to stand for re-election at the 2024 Annual General Meeting of Shareholders (the “2024 AGSM”), which is scheduled for May 8, 2024. Following the 2024 AGSM, the Board will comprise nine directors, eight of whom are independent.

In connection with today’s announcement, Theravance has entered into a cooperation agreement (the “Agreement”) with Irenic. Pursuant to the agreement, Irenic has agreed to customary standstill and voting commitments, among other provisions. The Agreement will be filed on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

“We appreciate the productive discussions we’ve had with Irenic and are pleased to have reached this agreement,” Mr. Winningham continued. “Since mid-2022, we have returned over $300 million to shareholders, reduced shares outstanding by approximately 35%, eliminated debt, enhanced governance, progressed ampreloxetine into Phase 3 and grown YUPELRI sales while streamlining our expense base. Theravance is committed to maximizing shareholder value and plans to maintain our disciplined approach to expense management and implement cost-cutting initiatives within G&A. As we did earlier this year in increasing our capital return program from $250 million to $325 million, our Board is pleased to reaffirm our commitment to return all excess capital to shareholders through repurchases or dividends.”

“Irenic invested in Theravance because we believe Rick and the team are well-positioned to complete the Phase 3 trial of ampreloxetine successfully and deliver value to shareholders from its market-leading respiratory portfolio,” said Adam Katz, Co-founder and Chief Investment Officer of Irenic. “We believe Theravance is committed to operating in a disciplined manner and delivering enhanced value to shareholders.”

About Jeremy Grant

Mr. Grant is the Founder and Managing Partner of Harbor Ridge LP, an investment firm, and a Special Advisor to Irenic Capital Management LP. He was previously an Associate Portfolio Manager at Elliott Management Corporation. Prior to Elliott, he worked as an investment professional at Oak Hill Advisors and as an analyst at Credit Suisse. Mr. Grant currently serves on the board of directors of Acosta Inc. and as an observer of the board of directors of Arconic Corporation. He is a CFA charterholder and graduated from the Wharton School at the University of Pennsylvania with a B.S. in Economics.

About Theravance Biopharma

Theravance Biopharma, Inc.'s focus is to deliver Medicines that Make a Difference® in people's lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Ampreloxetine, its late-stage investigational norepinephrine reuptake inhibitor in development for symptomatic neurogenic orthostatic hypotension, has the potential to be a first in class therapy effective in treating a constellation of cardinal symptoms in multiple system atrophy patients. The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris company. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

About Irenic

Irenic Capital Management LP is an investment management firm founded by Adam Katz and Andy Dodge. Based in New York City, Irenic works collaboratively with publicly traded companies to ensure operating activities, capital deployment and management incentives are all aligned to create value for the company and its owners. For more information about Irenic, please visit www.irenicmgmt.com.

Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the current estimates and assumptions of the management of the Company as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements and other risks affecting the Company are in the Company's Form 10-Q filed with the SEC on November 9, 2023, and other periodic reports filed with the SEC. In addition to the risks described above and in the Company’s filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

The Company plans to file proxy materials with the SEC in connection with the solicitation of proxies for the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”). Prior to the 2024 Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a white proxy card. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the white proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investor.theravance.com/investor-relations.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom (other than Rick E Winningham, who beneficially owns approximately 4%, and James C. Kelly, through his affiliation with Weiss Asset Management LP, which beneficially owns approximately 15%, although Mr. Kelly disclaims beneficial ownership of such shares) own in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2023 annual meeting of shareholders (the “2023 Proxy Statement”), filed with the SEC on March 28, 2023. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2023 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Investor Contact:

investor.relations@theravance.com

650-808-4045